Citizens Financial Group, Inc. Reports Third Quarter 2024 Net Income of
$382 million and EPS of $0.77
Underlying Net Income of $392 million and EPS of $0.79*
CET1 ratio of 10.6%; LDR 80.8%

	Key Financial Data	3Q24	2Q24	3Q23	Third Quarter 2024 Highlights

Income Statement	($s in millions)
■Underlying EPS of $0.79 and ROTCE of 9.7%
■Underlying PPNR of $655 million
–NII down 2.9% QoQ, driven by a 10 bp decline in NIM primarily related to the impact of forward starting swaps
–Fees down 2.7% QoQ reflecting seasonally lower Capital Markets; solid results in Card and Wealth
–Expenses down 1.3% QoQ notwithstanding continued investment in the Private Bank
■Strong ACL coverage of 1.61%, down 2 bps QoQ
■Period-end loans broadly stable with Non-Core run off offset by Core loan growth, namely Private Bank and retail; period-end Private Bank loans up $634 million to $2.0 billion
■Average deposits stable QoQ; Private Bank spot deposits up $1.6 billion to $5.6 billion
■Strong liquidity profile; spot LDR of 80.8%; FHLB reduced to $553 million, down $6.5 billion YoY on a spot basis
–Pro forma LCR of 122% exceeds Category 1 Bank requirement of 100%
■Net charge-offs of 54 bps, up 2 bps QoQ
■Strong CET1 ratio of 10.6%; TCE ratio of 7.0%
■TBV/share of $33.54, up 9.6% QoQ reflects net AOCI benefit

	Total revenue	$1,901	$1,963	$2,014
	Pre-provision profit	642	662	721
	Underlying pre-provision profit	655	694	743
	Provision for credit losses	172	182	172
	Net income	382	392	430
	Underlying net income	392	408	448

Balance Sheet & Credit Quality	($s in billions)
	Period-end loans and leases	$141.6	$141.8	$149.7
	Average loans and leases	142.0	143.1	150.8
	Period-end deposits	175.2	176.4	178.2
	Average deposits	174.1	173.7	176.5
	Period-end loan-to-deposit ratio	80.8%	80.4%	84.0%
	NCO ratio	0.54%	0.52%	0.40%

Financial Metrics	Diluted EPS	$0.77	$0.78	$0.85
	Underlying Diluted EPS	0.79	0.82	0.89
	ROTCE	9.5%	10.6%	12.0%
	Underlying ROTCE	9.7	11.1	12.5
	Net interest margin, FTE	2.77	2.87	3.03
	Efficiency ratio	66.2	66.3	64.2
	Underlying efficiency ratio	65.6	64.6	63.1
	CET1	10.6%	10.7%	10.4%
	TBV/Share	$33.54	$30.61	$27.73

Notable Items		3Q24
	($s in millions except per share data)	Pre-tax $	EPS
	Integration-related	$(2)	$—
	TOP and Other items	(11)	(0.02)
	Total	$(13)	$(0.02)

Comments from Chairman and CEO Bruce Van Saun
“We continue to be pleased with the strong execution of our key initiatives during the third quarter,” said Chairman and CEO Bruce Van Saun. “Our Private Bank reached $5.6 billion in deposits and $4.1 billion in AUM, our NYC Metro region continues to achieve strong growth, and we are close to launching a TOP 10 program with $100 million plus impact. Our balance sheet
*Results presented on an Underlying basis are non-GAAP Financial Measures. See page 15 for additional information on our use of Non-GAAP Financial Measures.

Citizens Financial Group, Inc.
remains strong across capital, liquidity, funding and loan loss reserves. While Q3 was impacted by the drag from forward-starting swaps that commenced in July, as well as some fees that pushed out to Q4, we project a strong fourth quarter and launch into 2025.”
Citizens also announced today that its board of directors declared a quarterly common stock dividend of $0.42 per share. The dividend is payable on November 13, 2024 to shareholders of record at the close of business on October 30, 2024.

Citizens Financial Group, Inc.
Earnings highlights(1):

	Quarterly Trends
				3Q24 change from
($s in millions, except per share data)	3Q24	2Q24	3Q23	2Q24			3Q23
Earnings				$/bps		%	$/bps		%
Net interest income	$1,369	$1,410	$1,522	$(41)		(3)%	$(153)		(10)%
Noninterest income	532	553	492	(21)		(4)	40		8
Total revenue	1,901	1,963	2,014	(62)		(3)	(113)		(6)
Noninterest expense	1,259	1,301	1,293	(42)		(3)	(34)		(3)
Pre-provision profit	642	662	721	(20)		(3)	(79)		(11)
Provision for credit losses	172	182	172	(10)		(5)	—		—
Net income	382	392	430	(10)		(3)	(48)		(11)
Preferred dividends	38	35	30	3		9	8		27
Net income available to common stockholders	$344	$357	$400	$(13)		(4)%	$(56)		(14)%
After-tax notable Items	10	16	18	(6)		(38)	(8)		(44)
Underlying net income	$392	$408	$448	$(16)		(4)%	$(56)		(13)%
Underlying net income available to common stockholders	354	373	418	(19)		(5)	(64)		(15)
Average common shares outstanding
Basic (in millions)	446.6	454.1	469.5	(7.6)		(2)	(22.9)		(5)
Diluted (in millions)	449.9	456.6	471.2	(6.6)		(1)	(21.3)		(5)
Diluted earnings per share	$0.77	$0.78	$0.85	$(0.01)		(1)%	$(0.08)		(9)%
Underlying diluted earnings per share	0.79	0.82	0.89	(0.03)		(4)	(0.10)		(11)
Performance metrics
Net interest margin	2.76%	2.86%	3.03%	(10)	bps		(27)	bps
Net interest margin, FTE	2.77	2.87	3.03	(10)			(26)
Effective income tax rate	18.6	18.5	21.5	7			(295)
Efficiency ratio	66.2	66.3	64.2	(4)			202
Underlying efficiency ratio	65.6	64.6	63.1	102			253
Return on average tangible common equity	9.5	10.6	12.0	(116)			(255)
Underlying return on average tangible common equity	9.7	11.1	12.5	(138)			(280)
Return on average total tangible assets	0.72	0.75	0.81	(3)			(9)
Underlying return on average total tangible assets	0.74%	0.78%	0.84%	(4)	bps		(10)	bps
Capital adequacy(2,3)
Common equity tier 1 capital ratio	10.6%	10.7%	10.4%
Total capital ratio	13.9	14.0	13.4
Tier 1 leverage ratio	9.4	9.4	9.4
Tangible common equity ratio	7.0	6.5	5.9
Allowance for credit losses to loans and leases	1.61%	1.63%	1.55%	(2)	bps		6	bps
Asset quality(3)
Nonaccrual loans and leases to loans and leases	1.19%	1.08%	0.87%	11	bps		32	bps
Allowance for credit losses to nonaccrual loans and leases	136	151	179	(15)			(43)
Net charge-offs as a % of average loans and leases	0.54%	0.52%	0.40%	2	bps		14	bps

(1) Unless otherwise noted, references to balance sheet items are on an average basis, loans exclude loans held for sale, earnings per share represent fully diluted per common share and references to NIM are on a FTE basis.
(2) Current reporting-period regulatory capital ratios are preliminary.
(3) Capital adequacy and asset-quality ratios calculated on a period-end basis, except net charge-offs.

Citizens Financial Group, Inc.
The following table provides information on Underlying results which exclude the impact of notable items.

Underlying results:

	Quarterly Trends
				3Q24 change from
($s in millions, except per share data)	3Q24	2Q24	3Q23	2Q24			3Q23
				$/bps		%	$/bps		%
Net interest income	$1,369	$1,410	$1,522	$(41)		(3)%	$(153)		(10)%
Noninterest income	534	549	492	(15)		(3)	42		9
Total revenue	$1,903	$1,959	$2,014	$(56)		(3)%	$(111)		(6)%
Noninterest expense	1,248	1,265	1,271	(17)		(1)	(23)		(2)
Provision for credit losses	172	182	172	(10)		(5)	—		—
Net income available to common stockholders	$354	$373	$418	$(19)		(5)%	$(64)		(15)%
Performance metrics
EPS	$0.79	$0.82	$0.89	$(0.03)		(4)%	$(0.10)		(11)%
Efficiency ratio	65.6%	64.6%	63.1%	102	bps		253	bps
Return on average tangible common equity	9.7%	11.1%	12.5%	(138)	bps		(280)	bps

Consolidated balance sheet summary(1):

				3Q24 change from
($s in millions)	3Q24	2Q24	3Q23	2Q24			3Q23
				$/bps		%	$/bps		%
Total assets	$219,706	$219,938	$225,270	$(232)		—%	$(5,564)		(2)%
Total loans and leases	141,632	141,842	149,746	(210)		—	(8,114)		(5)
Total loans held for sale	663	683	848	(20)		(3)	(185)		(22)
Deposits	175,188	176,352	178,197	(1,164)		(1)	(3,009)		(2)
Stockholders' equity	24,932	23,869	22,878	1,063		4	2,054		9
Stockholders' common equity	22,819	21,757	20,864	1,062		5	1,955		9
Tangible common equity	$14,930	$13,866	$12,930	$1,064		8%	$2,000		15%
Loan-to-deposit ratio (period-end)(2)	80.8%	80.4%	84.0%	42	bps		(318)	bps
Loan-to-deposit ratio (average)(2)	81.6%	82.4%	85.5%	(79)	bps		(387)	bps
(1) Represents period-end unless otherwise noted.
(2) Excludes loans held for sale.

Citizens Financial Group, Inc.
Notable items:
Quarterly results reflect notable items primarily related to integration costs associated with recent acquisitions, as well as TOP revenue and efficiency initiatives and other items. In addition, second quarter 2024 includes a notable item for an industry-wide FDIC special assessment. These notable items have been excluded from reported results to better reflect Underlying operating results.

Notable items - Integration-related	3Q24		2Q24		3Q23
($s in millions, except per share data)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

Salaries & benefits	$(2)	$(2)	$(3)	$(2)	$(4)	$(3)
Equipment and software	—	—	—	—	—	—
Outside services	—	—	—	—	(4)	(3)
Occupancy	—	—	—	—	—	—
Other expense	—	—	—	—	—	—
Noninterest expense	$(2)	$(2)	$(3)	$(2)	$(8)	$(6)

EPS Impact - Noninterest expense		$—		$(0.01)		$(0.02)

Total integration related	$(2)	$(2)	$(3)	$(2)	$(8)	$(6)

EPS Impact - Total Integration-related		$—		$(0.01)		$(0.02)

Other notable items - TOP & Other	3Q24		2Q24		3Q23
($s in millions, except per share data)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

Tax notable items	$—	$—	$—	$7	$—	$—

Noninterest income	(2)	(1)	4	3	—	—

Salaries & benefits	(2)	(2)	(5)	(4)	(1)	—
Equipment and software	(2)	(2)	(4)	(3)	(6)	(5)
Outside services	(2)	(2)	(10)	(7)	(3)	(3)
Occupancy	(1)	—	(6)	(4)	(2)	(2)
FDIC special assessment(1)	—	—	(5)	(4)	—	—
Other expense	(2)	(1)	(3)	(2)	(2)	(2)
Noninterest expense	$(9)	$(7)	$(33)	$(24)	$(14)	$(12)

Total Other Notable Items	$(11)	$(8)	$(29)	$(14)	$(14)	$(12)

EPS Impact - Other Notable Items		$(0.02)		$(0.03)		$(0.02)

Total Notable Items	$(13)	$(10)	$(32)	$(16)	$(22)	$(18)

Total EPS Impact		$(0.02)		$(0.04)		$(0.04)
(1) The FDIC special assessment earnings per share impact is $(0.01) for second quarter 2024.

Citizens Financial Group, Inc.
Discussion of results:

Net interest income				3Q24 change from
($s in millions)	3Q24	2Q24	3Q23	2Q24			3Q23
				$/bps		%	$/bps		%
Interest income:
Interest and fees on loans and leases and loans held for sale	$1,995	$2,028	$2,194	$(33)		(2)%	$(199)		(9)%
Investment securities	423	417	290	6		1	133		46
Interest-bearing deposits in banks	121	130	111	(9)		(7)	10		9
Total interest income	$2,539	$2,575	$2,595	$(36)		(1)%	$(56)		(2)%
Interest expense:
Deposits	$990	$965	$898	$25		3%	$92		10%
Short-term borrowed funds	3	4	8	(1)		(25)	(5)		(63)
Long-term borrowed funds	177	196	167	(19)		(10)	10		6
Total interest expense	$1,170	$1,165	$1,073	$5		—%	$97		9%
Net interest income	$1,369	$1,410	$1,522	$(41)		(3)%	$(153)		(10)%

Net interest margin, FTE	2.77%	2.87%	3.03%	(10)	bps		(26)	bps

Third quarter 2024	vs.	second quarter 2024
Net interest income of $1.4 billion decreased 2.9%, primarily reflecting lower net interest margin and slightly lower interest-earning assets.
•Net interest margin of 2.77% was down 10 basis points, largely reflecting the impact of forward starting swaps (9 basis points) and low-cost deposit migration, partly offset by the benefit of higher fixed-rate repricing and Non-Core run off.
•Interest-bearing deposit costs were up 4 basis points; total deposit costs were up 2 basis points, while total cost of funds was stable at 2.48%.

Third quarter 2024	vs.	third quarter 2023
Net interest income of $1.4 billion decreased 10%, reflecting lower net interest margin and a 1% decline in average interest-earning assets.
•Net interest margin of 2.77% decreased 26 basis points, as an increase in swap and funding costs, and the impact of building liquidity were partly offset by higher interest-earning-asset yields and the benefit of Non-Core run off.

Citizens Financial Group, Inc.

Noninterest Income				3Q24 change from
($s in millions)	3Q24	2Q24	3Q23	2Q24		3Q23
				$	%	$	%
Service charges and fees	$109	$106	$105	$3	3%	$4	4%
Capital markets fees	94	134	67	(40)	(30)	27	40
Card fees	93	92	74	1	1	19	26
Wealth fees(1)	76	75	63	1	1	13	21
Mortgage banking fees	46	54	69	(8)	(15)	(23)	(33)
Foreign exchange and derivative products	36	39	48	(3)	(8)	(12)	(25)
Letter of credit and loan fees	45	43	43	2	5	2	5
Securities gains, net	9	—	5	9	100	4	80
Other income(2)	24	10	18	14	140	6	33
Noninterest income	$532	$553	$492	$(21)	(4)%	$40	8%
Underlying, as applicable
Card fees	$87	$88	$74	$(1)	(1)	$13	18
Other income(2)	$32	$10	$18	$22	220	$14	78
Underlying noninterest income	$534	$549	$492	$(15)	(3)%	$42	9%
(1) Effective for 2Q24, Trust and Investment services fees was renamed to Wealth Fees to better reflect the broad range of wealth-related management fees and services provided to our customers.
(2) Includes bank-owned life insurance income and other miscellaneous income for all periods presented.

Third quarter 2024	vs.	second quarter 2024
Underlying noninterest income of $534 million decreased $15 million, or 2.7%.
•Service charges increased $3 million reflecting higher overdraft and cash management fees.
•Capital markets fees decreased $40 million, largely driven by seasonally lower loan syndication and debt underwriting fees. Additionally, several meaningful expected 3Q M&A fees pushed into 4Q.
•Wealth fees increased $1 million, reflecting higher asset management fees, largely offset by lower transaction sales activity.
•Mortgage banking fees decreased $8 million, driven by lower MSR valuation, net of hedging. This drop in MSR revenue was offset by securities gains in the quarter which resulted from investment portfolio repositioning actions.
•Foreign exchange and derivative products revenue decreased $3 million, primarily reflecting lower client hedging activity given the commencement of Fed rate cuts and the shift lower of the forward curve.
•Other income increased $22 million from second quarter levels that included higher operational losses.

Third quarter 2024	vs.	third quarter 2023
Underlying noninterest income of $534 million increased $42 million, or 9%.
•Service charges and fees increased $4 million, primarily driven by higher overdraft and cash management fees.
•Capital markets fees increased $27 million, given higher bond underwriting and M&A advisory, partly offset by lower loan syndication fees.
•Card fees increased $13 million, largely due to favorable vendor contract negotiations.
•Wealth fees increased $13 million, reflecting increased sales activity and higher asset management fees.
•Mortgage banking fees decreased $23 million, primarily reflecting lower MSR valuation, net of hedging.
•FX and derivative products revenue decreased $12 million given lower client activity in interest rate and commodities hedging.

Citizens Financial Group, Inc.

Noninterest Expense				3Q24 change from
($s in millions)	3Q24	2Q24	3Q23	2Q24		3Q23
				$	%	$	%
Salaries and employee benefits	$647	$645	$659	$2	—%	$(12)	(2)%
Equipment and software	194	190	191	4	2	3	2
Outside services	146	165	160	(19)	(12)	(14)	(9)
Occupancy	108	113	107	(5)	(4)	1	1
Other operating expense	164	188	176	(24)	(13)	(12)	(7)
Noninterest expense	$1,259	$1,301	$1,293	$(42)	(3)%	$(34)	(3)%
Notable items	$11	$36	$22	$(25)	(69)%	$(11)	(50)%

Underlying, as applicable
Salaries and employee benefits	$643	$637	$654	$6	1%	$(11)	(2)%
Equipment and software	192	186	185	6	3	7	4
Outside services	144	155	153	(11)	(7)	(9)	(6)
Occupancy	107	107	105	—	—	2	2
Other operating expense	162	180	174	(18)	(10)	(12)	(7)
Underlying noninterest expense	$1,248	$1,265	$1,271	$(17)	(1)%	$(23)	(2)%

Third quarter 2024	vs.	second quarter 2024
Underlying noninterest expense of $1.2 billion decreased 1.3%.
•Salaries and employee benefits increased $6 million, primarily reflecting hiring related to the Private Bank build-out.
•Equipment and software increased $6 million given technology investments and maintenance.
•Outside services decreased $11 million, largely driven by vendor efficiencies.
•Other operating expense decreased $18 million, primarily reflecting lower marketing-related costs and miscellaneous items.
Reported noninterest expense of $1.3 billion decreased $42 million, reflecting a reduction in Notable items.
The effective tax rate was 18.6% in third quarter 2024. On an underlying basis, the effective tax rate of 18.7% decreased modestly compared to 20.3% in second quarter 2024, primarily reflecting a higher benefit from tax-advantaged investments.

Third quarter 2024	vs.	third quarter 2023
Underlying noninterest expense of $1.2 billion decreased 2%.
•Salaries and employee benefits decreased $11 million, primarily reflecting lower headcount, partly offset by hiring related to the Private Bank build-out.
•Equipment and software increased $7 million given technology investments and maintenance.
•Other operating expense decreased $12 million, primarily related to lower marketing-related costs.
The effective tax rate was 18.6% in third quarter 2024. On an underlying basis, the effective tax rate of 18.7% compared with 21.7% in third quarter 2023.

Citizens Financial Group, Inc.

Interest-earning assets				3Q24 change from
($s in millions)	3Q24	2Q24	3Q23	2Q24		3Q23
Period-end interest-earning assets				$	%	$	%
Investments	$42,428	$41,677	$35,547	$751	2%	$6,881	19%
Interest-bearing deposits in banks	10,584	11,139	14,329	(555)	(5)	(3,745)	(26)
Commercial loans and leases	71,808	71,934	77,457	(126)	—	(5,649)	(7)
Retail loans	69,824	69,908	72,289	(84)	—	(2,465)	(3)
Total loans and leases	141,632	141,842	149,746	(210)	—	(8,114)	(5)
Loans held for sale, at fair value	614	591	749	23	4	(135)	(18)
Other loans held for sale	49	92	99	(43)	(47)	(50)	(51)
Total loans and leases and loans held for sale	142,295	142,525	150,594	(230)	—	(8,299)	(6)
Total period-end interest-earning assets	$195,307	$195,341	$200,470	$(34)	—%	$(5,163)	(3)%
Average interest-earning assets
Investments(1)	$45,084	$44,692	$39,273	$392	1%	$5,811	15%
Interest-bearing deposits in banks	8,896	9,650	8,005	(754)	(8)	891	11
Commercial loans and leases	72,280	72,955	78,261	(675)	(1)	(5,981)	(8)
Retail loans	69,723	70,112	72,530	(389)	(1)	(2,807)	(4)
Total loans and leases	142,003	143,067	150,791	(1,064)	(1)	(8,788)	(6)
Loans held for sale, at fair value	1,108	896	1,204	212	24	(96)	(8)
Other loans held for sale	73	160	321	(87)	(54)	(248)	(77)
Total loans and leases and loans held for sale	143,184	144,123	152,316	(939)	(1)	(9,132)	(6)
Total average interest-earning assets	$197,164	$198,465	$199,594	$(1,301)	(1)%	$(2,430)	(1)%
(1) Total average interest-earning assets excludes the mark-to-market on investment securities and unsettled purchases or sales of loans and investments.

Third quarter 2024	vs.	second quarter 2024
Period-end interest-earning assets of $195.3 billion were relatively stable reflecting a $210 million decrease in loans and leases and a $555 million decrease in cash held in interest-bearing deposits, partly offset by a $751 million increase in investments in securities. The decrease in loans and leases reflects a $126 million decline in commercial driven by paydowns and balance sheet optimization actions as well as market conditions resulting in lower client demand. Results also reflect an $84 million decrease in retail, given $1.0 billion of Non-Core portfolio run off, partly offset by growth in home equity and mortgage.
Average interest-earning assets of $197.2 billion decreased $1.3 billion, or 1%, reflecting a $1.1 billion decrease in total loans and leases and a $754 million decrease in cash held in interest-bearing deposits, partly offset by a $392 million increase in investments. The decrease in loans and leases reflects a $675 million decrease in commercial given paydowns and balance sheet optimization actions as well as market conditions driving lower client demand. Retail decreased $389 million driven by Non-Core portfolio run off, partly offset by growth in home equity and mortgage.
The average effective duration of the securities portfolio was 3.3 years, compared with 3.7 years at June 30, 2024 and 5.2 years at September 30, 2023.

Third quarter 2024	vs.	third quarter 2023
Period-end interest-earning assets of $195.3 billion decreased $5.2 billion, or 3%, reflecting a $8.3 billion decrease in total loans and leases and loans held for sale and a $3.7 billion decrease in investments in cash held in interest-bearing deposits, partly offset by a $6.9 billion increase in investments in securities. The decrease in loans and leases reflects a $5.6 billion decline in commercial given paydowns, balance sheet optimization actions and lower client demand, and a $2.5 billion decline in retail given $4.5 billion of Non-Core portfolio run off, partly offset by growth in home equity and mortgage.
Average interest-earning assets of $197.2 billion decreased $2.4 billion, or 1%, reflecting a $9.1 billion decrease in total loans and leases and loans held for sale, partly offset by a $5.8 billion increase in investments in securities and a $891 million increase in cash held in interest-bearing deposits.

Citizens Financial Group, Inc.

Deposits				3Q24 change from
($s in millions)	3Q24	2Q24	3Q23	2Q24		3Q23
Period-end deposits				$	%	$	%
Demand	$35,978	$36,927	$38,561	$(949)	(3)%	$(2,583)	(7)%
Money market	54,654	52,599	53,517	2,055	4	1,137	2
Checking with interest	33,680	34,421	33,355	(741)	(2)	325	1
Savings	26,489	27,240	29,139	(751)	(3)	(2,650)	(9)
Term	24,387	25,165	23,625	(778)	(3)	762	3
Total period-end deposits	$175,188	$176,352	$178,197	$(1,164)	(1)%	$(3,009)	(2)%
Average deposits
Demand	$36,236	$36,205	$39,728	$31	—%	$(3,492)	(9)%
Money market	53,152	51,570	52,057	1,582	3	1,095	2
Checking with interest	33,090	33,659	33,545	(569)	(2)	(455)	(1)
Savings	26,868	27,560	29,516	(692)	(3)	(2,648)	(9)
Term	24,705	24,676	21,604	29	—	3,101	14
Total average deposits	$174,051	$173,670	$176,450	$381	—%	$(2,399)	(1)%

Third quarter 2024	vs.	second quarter 2024
Total period-end deposits of $175.2 billion decreased 1% reflecting a reduction in higher-cost Treasury deposits, largely offset by $1.6 billion of growth in the Private Bank.
Average deposits of $174.1 billion are broadly stable reflecting $1.7 billion growth in Private Bank deposits, as well as stable Retail and Commercial deposits, largely offset by reduced higher-cost Treasury deposits.

Third quarter 2024	vs.	third quarter 2023
Average deposits of $174.1 billion decreased 1%. Total period-end deposits of $175.2 billion decreased 2% driven by a reduction in higher-cost Treasury deposits, as well as rate-driven migration in Commercial and Retail, largely offset by growth in Private Bank deposits of $5.4 billion.

Citizens Financial Group, Inc.

Borrowed Funds				3Q24 change from
($s in millions)	3Q24	2Q24	3Q23	2Q24		3Q23
Period-end borrowed funds				$	%	$	%
Short-term borrowed funds	$15	$2	$232	$13	NM	$(217)	(94)%
Long-term borrowed funds
FHLB advances	553	553	7,036	—	—	(6,483)	(92)
Senior debt	7,766	6,512	5,258	1,254	19	2,508	48
Subordinated debt and other debt	1,824	1,827	1,815	(3)	—	9	—
Auto collateralized borrowings	3,801	4,190	3,245	(389)	(9)	556	17
Total borrowed funds	$13,959	$13,084	$17,586	$875	7%	$(3,627)	(21)%
Average borrowed funds
Short-term borrowed funds	$150	$325	$506	$(175)	(54) %	$(356)	(70)%
Long-term borrowed funds
FHLB advances	477	2,375	4,023	(1,898)	(80)	(3,546)	(88)
Senior debt	7,462	6,684	5,259	778	12	2,203	42
Subordinated debt and other debt	1,758	1,826	1,814	(68)	(4)	(56)	(3)
Auto collateralized borrowings	3,993	4,207	2,106	(214)	(5)	1,887	90
Total average borrowed funds	$13,840	$15,417	$13,708	$(1,577)	(10)%	$132	1%

Third quarter 2024	vs.	second quarter 2024
Period-end borrowed funds increased by $875 million. Senior debt increased by $1.3 billion, reflecting new issuance. This was partly offset by a $389 million decrease in collateralized borrowings on auto loans given run off of the associated portfolio.
Average borrowed funds decreased $1.6 billion, largely driven by a $1.9 billion decrease in FHLB advances. Senior debt increased by $778 million, reflecting new issuance, and collateralized borrowings on auto loans decreased by $214 million.

Third quarter 2024	vs.	third quarter 2023
Period-end borrowed funds decreased by $3.6 billion, primarily due to a decrease in FHLB advances of $6.5 billion, partly offset by the $2.5 billion increase in senior debt issuances and $556 million increase in auto collateralized borrowings.
Average borrowed funds increased by $132 million, reflecting a $3.5 billion decrease in FHLB advances driven by the run off of the Non-Core portfolio and re-mixing of funding to auto collateralized borrowings, up $1.9 billion, and senior debt issuances, up $2.2 billion.

Citizens Financial Group, Inc.

Capital				3Q24 change from
($s and shares in millions, except per share data)	3Q24	2Q24	3Q23	2Q24		3Q23
Period-end capital				$	%	$	%
Stockholders' equity	$24,932	$23,869	$22,878	$1,063	4%	$2,054	9%
Stockholders' common equity	22,819	21,757	20,864	1,062	5	1,955	9
Tangible common equity	14,930	13,866	12,930	1,064	8	2,000	15
Tangible book value per common share	$33.54	$30.61	$27.73	$2.93	10%	$5.81	21%
Common shares - at end of period	445.2	453.0	466.2	(7.7)	(2)	(21.0)	(5)
Common shares - average (diluted)	449.9	456.6	471.2	(6.6)	(1)%	(21.3)	(5)%
Common equity tier 1 capital ratio(1)	10.6%	10.7%	10.4%
Total capital ratio(1)	13.9	14.0	13.4
Tangible common equity ratio	7.0	6.5	5.9
Tier 1 leverage ratio(1)	9.4	9.4	9.4
(1) Current reporting-period regulatory capital ratios are preliminary.

Third quarter 2024
•The CET1 capital ratio of 10.6% as of September 30, 2024 compares with 10.7% at June 30, 2024 and 10.4% at September 30, 2023.
•Total capital ratio of 13.9% compares with 14.0% at June 30, 2024 and 13.4% as of September 30, 2023.
•Tangible common equity ratio of 7.0% compares with 6.5% at June 30, 2024 and 5.9% as of September 30, 2023.
•Tangible book value per common share of $33.54 increased 10% compared with second quarter 2024 reflecting the AOCI benefit from lower unrealized losses associated with the impact of lower rates.
•Paid $191 million in common dividends to shareholders during third quarter 2024. This compares with $193 million in common dividends during second quarter 2024 and $200 million during third quarter 2023.
•Repurchased $325 million of common shares during third quarter 2024, compared with $200 million in second quarter 2024 and $250 million in third quarter 2023.

Citizens Financial Group, Inc.

Credit quality review				3Q24 change from
($s in millions)	3Q24	2Q24	3Q23	2Q24			3Q23
				$/bps		%	$/bps		%
Nonaccrual loans and leases(1)	$1,687	$1,527	$1,296	$160		10%	$391		30%
90+ days past due and accruing(2)	169	228	248	(59)		(26)	(79)		(32)
Net charge-offs	192	184	153	8		4	39		25
Provision for credit losses	172	182	172	(10)		(5)	—		—
Allowance for credit losses	$2,286	$2,306	$2,318	$(20)		(1)%	$(32)		(1)%
Nonaccrual loans and leases to loans and leases	1.19%	1.08%	0.87%	11	bps		32
Net charge-offs as a % of total loans and leases	0.54	0.52	0.40	2			14
Allowance for credit losses to loans and leases	1.61	1.63	1.55	(2)			6
Allowance for credit losses to nonaccrual loans and leases	136%	151%	179%	(15)	bps		(43)	bps
(1) Loans fully or partially guaranteed by the FHA, VA and USDA are classified as accruing.
(2) 90+ days past due and accruing includes $145 million, $168 million, and $216 million of loans fully or partially guaranteed by the FHA, VA, and USDA for September 30, 2024, June 30, 2024, and September 30, 2023, respectively.

Third quarter 2024	vs.	second quarter 2024
•The nonaccrual loans to total loans ratio of 1.19% compares with 1.08% at June 30, 2024. Nonaccrual loans of $1.7 billion increased $160 million, or 10%, primarily reflecting a $132 million increase in Commercial, given an increase in General Office as we proceed with workout actions.
•Net charge-offs of $192 million, or 54 basis points of average loans and leases, increased 2 basis points compared with the prior quarter. The increase primarily reflects seasonality in Auto. A sequential decline in commercial real estate charge-offs was offset by the resolution of several nonperforming credits in C&I.
•The third quarter 2024 provision for credit losses of $172 million compares with $182 million for second quarter 2024. The ratio of allowance for credit losses to total loans of 1.61% decreased from 1.63% as of June 30, 2024, primarily reflecting an improved macroeconomic outlook and loan mix given Non-Core run off and high quality originations.
•The allowance for credit losses to nonaccrual loans and leases ratio of 136% compares with 151% as of June 30, 2024.

Third quarter 2024	vs.	third quarter 2023
•The nonaccrual loans to total loans ratio of 1.19% increased from 0.87% at September 30, 2023.
•Nonaccrual loans increased $391 million, or 30%, primarily reflecting an increase in the General Office segment of commercial real estate.
•Net charge-offs of $192 million, or 54 basis points of average loans and leases, increased $39 million, primarily reflecting a $28 million increase in commercial.
•Provision for credit losses of $172 million compares with a $172 million provision in third quarter 2023.
•Allowance for credit losses of $2.3 billion decreased $32 million compared with September 30, 2023. Allowance for credit losses ratio of 1.61% as of September 30, 2024, compares with 1.55% as of September 30, 2023.
•The allowance for credit losses to nonaccrual loans and leases ratio of 136% compares with 179% as of September 30, 2023.

Citizens Financial Group, Inc.

Corresponding Financial Tables and Information
Investors are encouraged to review the foregoing summary and discussion of Citizens’ earnings and financial condition in conjunction with the detailed financial tables and other information available on the Investor Relations portion of the company’s website at www.citizensbank.com/about-us.
Media:    Peter Lucht - (781) 655-2289
Investors: Kristin Silberberg - (203) 900-6854
Conference Call
CFG management will host a live conference call today with details as follows:
Time:    9:00 am ET
Dial-in: (877) 336-4440, conference ID 4816160
Webcast/Presentation: The live webcast will be available at http://investor.citizensbank.com under Events & Presentations.
Replay Information: A replay of the conference call will be available beginning at 1:00 pm ET on October 16, 2024 through November 16, 2024. Please dial (866) 207-1041 and enter access code 2124050. The webcast replay will be available at http://investor.citizensbank.com under Events & Presentations.
About Citizens Financial Group, Inc.
Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $219.7 billion in assets as of September 30, 2024. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a full-service customer contact center and the convenience of approximately 3,100 ATMs and more than 1,000 branches in 14 states and the District of Columbia. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities. More information is available at www.citizensbank.com or visit us on X (formerly Twitter), LinkedIn or Facebook.

Citizens Financial Group, Inc.

Non-GAAP Financial Measures and Reconciliations
Non-GAAP Financial Measures:
This document contains non-GAAP financial measures denoted as Underlying. Underlying results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period-to-period results. See the following pages for reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures.
Other companies may use similarly titled non-GAAP financial measures that may be calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

Citizens Financial Group, Inc.

Non-GAAP financial measures and reconciliations
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					3Q24 Change
		3Q24	2Q24	3Q23	2Q24		3Q23
					$	%	$	%
Noninterest income, Underlying:
Noninterest income (GAAP)		$532	$553	$492	($21)	(4%)	$40	8%
Less: Notable items		(2)	4	—	(6)	(150)	(2)	(100)
Noninterest income, Underlying (non-GAAP)		$534	$549	$492	($15)	(3%)	$42	9%
Total revenue, Underlying:
Total revenue (GAAP)	A	$1,901	$1,963	$2,014	($62)	(3%)	($113)	(6%)
Less: Notable items		(2)	4	—	(6)	(150)	(2)	(100)
Total revenue, Underlying (non-GAAP)	B	$1,903	$1,959	$2,014	($56)	(3%)	($111)	(6%)
Noninterest expense, Underlying:
Noninterest expense (GAAP)	C	$1,259	$1,301	$1,293	($42)	(3%)	($34)	(3%)
Less: Notable items		11	36	22	(25)	(69)	(11)	(50)
Noninterest expense, Underlying (non-GAAP)	D	$1,248	$1,265	$1,271	($17)	(1%)	($23)	(2%)
Pre-provision profit:
Total revenue (GAAP)	A	$1,901	$1,963	$2,014	($62)	(3%)	($113)	(6%)
Less: Noninterest expense (GAAP)	C	1,259	1,301	1,293	(42)	(3)	(34)	(3)
Pre-provision profit (non-GAAP)		$642	$662	$721	($20)	(3%)	($79)	(11%)
Pre-provision profit, Underlying:
Total revenue, Underlying (non-GAAP)	B	$1,903	$1,959	$2,014	($56)	(3%)	($111)	(6%)
Less: Noninterest expense, Underlying (non-GAAP)	D	1,248	1,265	1,271	(17)	(1)	(23)	(2)
Pre-provision profit, Underlying (non-GAAP)		$655	$694	$743	($39)	(6%)	($88)	(12%)
Income before income tax expense, Underlying:
Income before income tax expense (GAAP)	E	$470	$480	$549	($10)	(2%)	($79)	(14%)
Less: Income (expense) before income tax expense (benefit) related to notable items		(13)	(32)	(22)	19	59	9	41
Income before income tax expense, Underlying (non-GAAP)	F	$483	$512	$571	($29)	(6%)	($88)	(15%)
Income tax expense, Underlying:
Income tax expense (GAAP)	G	$88	$88	$119	$—	—%	($31)	(26%)
Less: Income tax expense (benefit) related to notable items		(3)	(16)	(4)	13	81	1	25
Income tax expense, Underlying (non-GAAP)	H	$91	$104	$123	($13)	(13%)	($32)	(26%)
Net income, Underlying:
Net income (GAAP)	I	$382	$392	$430	($10)	(3%)	($48)	(11%)
Add: Notable items, net of income tax benefit		10	16	18	(6)	(38)	(8)	(44)
Net income, Underlying (non-GAAP)	J	$392	$408	$448	($16)	(4%)	($56)	(13%)
Net income available to common stockholders, Underlying:
Net income available to common stockholders (GAAP)	K	$344	$357	$400	($13)	(4%)	($56)	(14%)
Add: Notable items, net of income tax benefit		10	16	18	(6)	(38)	(8)	(44)
Net income available to common stockholders, Underlying (non-GAAP)	L	$354	$373	$418	($19)	(5%)	($64)	(15%)

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					3Q24 Change
		3Q24	2Q24	3Q23	2Q24			3Q23
					$/bps		%	$/bps		%
Operating leverage:
Total revenue (GAAP)	A	$1,901	$1,963	$2,014	($62)		(3.23%)	($113)		(5.67%)
Less: Noninterest expense (GAAP)	C	1,259	1,301	1,293	(42)		(3.28)	(34)		(2.69)
Operating leverage							0.05%			(2.98%)
Operating leverage, Underlying:
Total revenue, Underlying (non-GAAP)	B	$1,903	$1,959	$2,014	($56)		(2.88%)	($111)		(5.54%)
Less: Noninterest expense, Underlying (non-GAAP)	D	1,248	1,265	1,271	(17)		(1.35)	(23)		(1.75)
Operating leverage, Underlying (non-GAAP)							(1.53%)			(3.79%)
Efficiency ratio and efficiency ratio, Underlying:
Efficiency ratio	C/A	66.23%	66.27%	64.21%	(4)	bps		202	bps
Efficiency ratio, Underlying (non-GAAP)	D/B	65.61	64.59	63.08	102	bps		253	bps
Effective income tax rate and effective income tax rate, Underlying:
Effective income tax rate	G/E	18.56%	18.49%	21.51%	7	bps		(295)	bps
Effective income tax rate, Underlying (non-GAAP)	H/F	18.75	20.33	21.69	(158)	bps		(294)	bps
Return on average tangible common equity and return on average tangible common equity, Underlying:
Average common equity (GAAP)	M	$22,380	$21,427	$21,177	$953		4%	$1,203		6%
Less: Average goodwill (GAAP)		8,187	8,188	8,188	(1)		—	(1)		—
Less: Average other intangibles (GAAP)		140	144	173	(4)		(3)	(33)		(19)
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		435	432	422	3		1	13		3
Average tangible common equity	N	$14,488	$13,527	$13,238	$961		7%	$1,250		9%
Return on average tangible common equity	K/N	9.45%	10.61%	12.00%	(116)	bps		(255)	bps
Return on average tangible common equity, Underlying (non-GAAP)	L/N	9.71	11.09	12.51	(138)	bps		(280)	bps
Return on average total tangible assets and return on average total tangible assets, Underlying:
Average total assets (GAAP)	O	$218,578	$219,222	$220,162	($644)		—%	($1,584)		(1%)
Less: Average goodwill (GAAP)		8,187	8,188	8,188	(1)		—	(1)		—
Less: Average other intangibles (GAAP)		140	144	173	(4)		(3)	(33)		(19)
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		435	432	422	3		1	13		3
Average tangible assets	P	$210,686	$211,322	$212,223	($636)		—%	($1,537)		(1%)
Return on average total tangible assets	I/P	0.72%	0.75%	0.81%	(3)	bps		(9)	bps
Return on average total tangible assets, Underlying (non-GAAP)	J/P	0.74	0.78	0.84	(4)	bps		(10)	bps

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					3Q24 Change
		3Q24	2Q24	3Q23	2Q24		3Q23
					$/bps	%	$/bps	%
Tangible book value per common share:
Common shares - at period-end (GAAP)	Q	445,216,549	452,961,853	466,221,795	(7,745,304)	(2%)	(21,005,246)	(5%)
Common stockholders' equity (GAAP)		$22,819	$21,757	$20,864	$1,062	5	$1,955	9
Less: Goodwill (GAAP)		8,187	8,187	8,188	—	—	(1)	—
Less: Other intangible assets (GAAP)		137	139	167	(2)	(1)	(30)	(18)
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		435	435	421	—	—	14	3
Tangible common equity	R	$14,930	$13,866	$12,930	$1,064	8%	$2,000	15%
Tangible book value per common share	R/Q	$33.54	$30.61	$27.73	$2.93	10%	$5.81	21%
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:
Average common shares outstanding - basic (GAAP)	S	446,561,996	454,142,489	469,481,085	(7,580,493)	(2%)	(22,919,089)	(5%)
Average common shares outstanding - diluted (GAAP)	T	449,913,467	456,561,022	471,183,719	(6,647,555)	(1)	(21,270,252)	(5)
Net income per average common share - basic (GAAP)	K/S	$0.77	$0.79	$0.85	($0.02)	(3)	($0.08)	(9)
Net income per average common share - diluted (GAAP)	K/T	0.77	0.78	0.85	(0.01)	(1)	(0.08)	(9)
Net income per average common share - basic, Underlying (non-GAAP)	L/S	0.79	0.82	0.89	(0.03)	(4)	(0.10)	(11)
Net income per average common share - diluted, Underlying (non-GAAP)	L/T	0.79	0.82	0.89	(0.03)	(4)	(0.10)	(11)

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

	QUARTERLY TRENDS
				3Q24 Change
	3Q24	2Q24	3Q23	2Q24		3Q23
				$/bps	%	$/bps	%
Card fees, Underlying:
Card fees (GAAP)	$93	$92	$74	$1	1	$19	26%
Less: Notable items	6	4	—	2	50	6	100
Card fees, Underlying (non-GAAP)	$87	$88	$74	($1)	(1)	$13	18%
Other income, Underlying:
Other income (GAAP)	$24	$10	$18	$14	140	$6	33%
Less: Notable items	(8)	—	—	(8)	(100)	(8)	(100)
Other income, Underlying (non-GAAP)	$32	$10	$18	$22	220	$14	78%
Salaries and employee benefits, Underlying:
Salaries and employee benefits (GAAP)	$647	$645	$659	$2	—%	($12)	(2%)
Less: Notable items	4	8	5	(4)	(50)	(1)	(20)
Salaries and employee benefits, Underlying (non-GAAP)	$643	$637	$654	$6	1%	($11)	(2%)
Equipment and software, Underlying:
Equipment and software (GAAP)	$194	$190	$191	$4	2%	$3	2%
Less: Notable items	2	4	6	(2)	(50)	(4)	(67)
Equipment and software, Underlying (non-GAAP)	$192	$186	$185	$6	3%	$7	4%
Outside services, Underlying:
Outside services (GAAP)	$146	$165	$160	($19)	(12%)	($14)	(9%)
Less: Notable items	2	10	7	(8)	(80)	(5)	(71)
Outside services, Underlying (non-GAAP)	$144	$155	$153	($11)	(7%)	($9)	(6%)
Occupancy, Underlying:
Occupancy (GAAP)	$108	$113	$107	($5)	(4%)	$1	1%
Less: Notable items	1	6	2	(5)	(83)	(1)	(50)
Occupancy, Underlying (non-GAAP)	$107	$107	$105	$—	—%	$2	2%
Other operating expense, Underlying:
Other operating expense (GAAP)	$164	$188	$176	($24)	(13%)	($12)	(7%)
Less: Notable items	2	8	2	(6)	(75)	—	—
Other operating expense, Underlying (non-GAAP)	$162	$180	$174	($18)	(10%)	($12)	(7%)

Citizens Financial Group, Inc.
Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook,” “guidance” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.”

Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:
•Negative economic, business and political conditions, including as a result of the interest rate environment, supply chain disruptions, inflationary pressures and labor shortages, that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits;
•The general state of the economy and employment, as well as general business and economic conditions, and changes in the competitive environment;
•Our capital and liquidity requirements under regulatory standards and our ability to generate capital and liquidity on favorable terms;
•The effect of changes in our credit ratings on our cost of funding, access to capital markets, ability to market our securities, and overall liquidity position;
•The effect of changes in the level of commercial and consumer deposits on our funding costs and net interest margin;
•Our ability to execute on our strategic business initiatives and achieve our financial performance goals across our Consumer and Commercial businesses, including our Private Bank;
•The effects of geopolitical instability, including the wars in Ukraine and the Middle East, on economic and market conditions, inflationary pressures and the interest rate environment, commodity price and foreign exchange rate volatility, and heightened cybersecurity risks;
•Our ability to comply with heightened supervisory requirements and expectations as well as new or amended regulations;
•Liabilities and business restrictions resulting from litigation and regulatory investigations;
•The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;
•Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets;
•Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses;
•Environmental risks, such as physical or transition risks associated with climate change, and social and governance risks, that could adversely affect our reputation, operations, business, and customers;
•A failure in or breach of our compliance with laws, as well as operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber-attacks; and
•Management’s ability to identify and manage these and other risks.

In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares from or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends.

More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as filed with the Securities and Exchange Commission.
Note: Per share amounts and ratios presented in this document are calculated using whole dollars.

Citizens Financial Group, Inc.
CFG-IR